UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2013

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

The Company entered into an agreement with Renard Properties, LLC whereby Renard agreed to loan to the Company funds necessary to continue the company’s operations in Suriname.  The Company agreed to repay the loan on December 31, 2018.  The Company may prepay the loan prior to December 31, 2018 by paying a prepayment penalty equal to 100%.  As part of the loan, Renard is entitled to any profits that are generated from the Suriname operations until the loan reaches maturity or is prepaid by the Company.  The Company has borrowed $25,000 to date under this agreement and expects to borrow an additional $26,000 in the next 2-3 weeks.   Additionally, Renard received a 10% interest in the joint venture in the company’s mining operations in Suriname as described in 8.01(b) below.  The Company entered into this loan agreement with Renard because of the decision to stop using Asher as a funding source; which has limited the Company’s current cash position.  Additionally, prior to this debt being prepaid by the Company, the Company first must repay the loans stated in Item 8.01(a).

Item 2.02	Results of Operations.

The Company’s mining operations in Peru have generated approximately 240-260 grams per month for the months of June, July, and August.  The Company has generated approximately 160 grams through the first 20 days of mining in September.  The Company has doubled its production since April 2013 when it produced approximately 130 grams.   The Company’s operating expenses in Peru exceed the gold produced by approximately $7,500 - $15,000 per month.  The Company expects to continue to lose $7,500 - $15,000 in Peru until it can expand its operations.  The company needs to acquire an excavator and additional heavy machinery to remove the layers of clay located on its mining properties before the Company expects to see any significant increase in its mining production in Peru.

Item 3.02	Unregistered Sales of Equity Securities

On September 24, 2013, the Company issued 249,100,000 shares of our Class A Common Stock.  The issuance was broken down as follows:

i.	89,000,000 shares to Renard Properties in exchange for debt owed from the Company to the shareholder.
ii.	20,000,000 shares to our CEO in exchange for debt owed from the Company to the shareholder.
iii.	95,000,000 shares to our CFO in exchange for debt owed from the Company to the shareholder.
iv.	13,500,000 shares to SC Capital in exchange for $39,650 debt owed from the Company to the shareholder.
v.	18,850,000 shares to 3rd parties for services provided to the Company.
vi.	The Company is also reserving 7,500,000 for an S-1 expected to be filed in the next few weeks.

Item 8.01	Other Events

(a)
Since January 2012, the Company has borrowed funds from Renard Properties, LLC for working capital purposes.  The approximate amount owed is $147,599. This is in addition to the monies referred to in 1.01 for a total of approximately $172,599.

(b)
The Company has entered into 2 new prospecting contracts in Suriname.  One is for 200 hectares (“Suriname 2”) and the second one if for 2,400 hectares (“Suriname 3”).   The Company is prospecting these properties with its joint venture partner and local operator, Arara Mining.  The Suriname operations are conducted as a joint venture whereby Graystone owns 40% of the joint venture with Arara mining owning 50% and Renard owning 10%.   The joint venture is currently prospecting on the two properties and will enter into long term leases with the property owners if the results of the prospecting are favorable.  The terms of these leases typically range from 10%-15% of the gold produced.  Each property is owned by a separate company but are adjacent to each other.  Pursuant to the prospecting contracts, the joint venture has 6 months of exploration rights with the ability to extend those rights by an additional 6 months. The Company expects that the joint venture will require the entire 12 months to finish its exploration activities. The joint venture also has the first right of refusal on Suriname #2 and has first right to identify 200 hectares on Suriname #3.

The joint venture has built out a camp for exploration and has the following equipment on hand:  1 hard rock crusher, one 4 month old Dooson excavator, two bush pick-up trucks, pumps, motors, and other various mining equipment.  The joint venture has spent the last two months building roads and infrastructure within the properties and is currently working to identify sufficient water sources that would support full mining operations.

The joint venture currently employs 8 full time employees and is employing a part time geologist and other mining consultants on as needed basis.

Additionally, the joint venture is currently testing the properties in a grid pattern to identify high concentrations of gold rich material.  After completing basic roads and camp two weeks ago, the joint venture has commenced digging and bagging of samples to be sent to a lab for testing. These test areas are identified by GPS coordinates, bagged and sent to a lab in Suriname.  The first batch of samples was sent to the lab this week. It takes approximately three to four weeks to process each sample at a cost of $200.00 usd per sample. The company currently does not have a timetable or cost estimate regarding the completion of the prospecting and testing on these two areas.

The Company has begun preliminary discussions to include a 3rd party within the joint venture in Suriname.  The 3rd party has a large amount of heave equipment and other mining machinery that would be needed for the joint ventures mining operations.  This would eliminate the need to purchase this equipment but it would also greatly reduce the Company’s percentage of the joint venture. Additionally, it would also increase our monthly operating costs. The company is currently considering all of the pros and cons of adding this new third party, and will continue talks at this time.  The Company has not made a decision on adding the 3rd party as of yet.

Although the mining operations in Suriname look promising there are a number of risks that the joint venture is facing.  These include, but not limited, to: inability to locate a rich gold vein on the properties, insufficient water during the dry season, inability to identify a water source that conforms to environmental plans for the area, cost of trucking pay dirt to a water source for processing, the possibility of not coming to terms with the claim owners, inability to properly fund the project during prospect phase and/or during production, risk of the mining camp could be robbed and risk that the material/gold could be robed during transport.

(c)
The Company is currently authorized to issue up to 300,000,000 shares of Class A Common Stock.  The Company’s current outstanding is approximately 242,229,430 with 39,041,068 free trading shares.  The Company has a reserve of 50,000,000 set aside for Asher.  This leaves approximately 302,000 that are authorized but not issued.   To issue additional shares the Company would be required to: (1) lower the reserve for Asher, (2) cancel shares that are currently issued and outstanding, or (3) increase the authorized share count.

(d)
The Company has received questions regarding the status of its loans from Asher.  The Company last received money from Asher on May 17, 2013.  The Company had entered into 12 promissory notes with Asher.  Asher has fully converted 9 of these notes.  The table below shows the 3 notes remaining and the their remaining balances:

Date of Note	Funding Date	Amount of Loan	Conversion Date	Remaining Balance
2/11/2013	2/20/2013	$78,500	8/19/2013	$70,500
4/5/2013	4/19/2013	$32,500	10/20/2013	$32,500
5/13/2013	5/17/2013	$32,500	11/17/2013	$32,500

Additionally, the Company has requested its legal counsel to provide a legal opinion regarding the possible affiliate status of Asher.  The company’s legal counsel stated in their opinion letter  that they believe Asher become an affiliate of the Company last week and thereby would be subject to the affiliate rules within Rule 144 (which would limit the amount of stock that can be sold within any 90 days to 1% of the total outstanding share count.)  The Company has forwarded the letter to our transfer agent.  Asher’s counsel has stated that they disagree with the Company’s position.  As such, we are currently attempting to resolve the issue.

SIGNATURE

The Graystone Company, Inc.
Dated: September 27, 2013
	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO